                             Heller Financial, Inc.
                                    2001-2003
                            Long-Term Incentive Plan

I.       Purpose of the Plan

The 2001-2003 Long-Term Incentive Plan (the "Plan") is an integral part of the total compensation strategy of Heller Financial, Inc. ("Heller"). The Plan has been designed to:

         .  Enhance Heller's ability to attract and retain valued executives.

         . Focus Heller's executives on Heller's long-term goals and objectives.

         . Motivate executives by enhancing Heller's pay-for-performance environment.

         .  Promote teamwork.

         .  Align executives with shareholder interests.

         . Diversify the sources of long-term compensation beyond stock options and restricted stock.

II.      Plan Participants

The participants in the Plan will be those members of senior management who are
(1) designated as participants by the Compensation Committee of Heller's Board of Directors (the "Committee") at the beginning of the Plan or (2) are newly hired or promoted after the beginning of the Plan and are designated as participants either by the Committee or the Chief Executive Officer of Heller. No person who otherwise participates in another business unit long-term incentive plan shall be eligible to participate in the Plan. Grants to the Chief Executive Officer and Chief Operating Officer of Heller shall in all events be subject to the approval of the Committee.

III.     Grants and Valuation of Performance Units

Performance units will be granted at the beginning of the Plan (or to newly hired or promoted individuals after the beginning of the Plan) and will be valued after the designated performance period for the Plan. Performance units represent only economic interests in the Plan and do not represent actual equity in Heller common stock or otherwise.

IV.      Performance Period

The performance period for the Plan will be from January 1, 2001 through December 31, 2003.

V.       Goal Setting/Value Determination

The value of a performance unit for the Plan will be based on the arithmetic average (giving a 50% weighting to each) of: (i) a three year average return on equity (ROE) goal and (ii) a three year average earnings per unit (EPS) goal, in each case for the three year period from January 1, 2001 through December 31, 2003.

The performance grid shown below will be used in determining actual unit value:

          ROE (50%)                                     EPS (50%)
          ---------                                     ---------
          3 Year Average           Unit Value           3 Year Average         Unit Value
          15.00%                   $200                 $4.03                  $200
          14.60%                   $160                 $3.92                  $160
          14.20%                   $135                 $3.81                  $135
          13.80%                   $115                 $3.70                  $115
          ------------------------ -------------------- ----------------------------------------
          13.40%                   $100                 $3.59                  $100
          ------------------------ -------------------- ----------------------------------------
          13.00%                   $ 85                 $3.48                  $ 85
          12.60%                   $ 65                 $3.37                  $ 65
          12.20%                   $ 50                 $3.26                  $ 50
          Less than 12.20%            0                 Less than $3.26           0

By way of example, if the 3 Year Average ROE is 13.80% (with a corresponding Unit Value of $115) and the 3 Year Average EPS is $3.81 (with a corresponding Unit Value of $135), then the value of a unit granted under the Plan will be (115 + 135)/2 = $125.

Extraordinary gains and losses shall, in the discretion of the Committee, be excluded from the calculation of ROE and EPS.

VI.      Performance Units Available under the Plan

The number of performance units granted under the Plan will be established by the Committee from time to time and shall include grants made by the Chief Executive Officer after the beginning of the Plan as contemplated above.

VII.     Distributions of Awards

Performance units will be distributed as soon as practical after the end of the performance period. Payments will be made in shares of Class A Common Stock of Heller ("Common Stock"), based upon the New York Stock Exchange closing price thereof on December 31, 2003, and in cash in lieu of fractional shares of Common Stock. Participants may elect to defer shares of Common Stock to be awarded under the Plan, and/or any cash to be paid in lieu of fractional shares of Common Stock, into the Heller Executive Deferred Compensation Plan.

VIII.    Administration

         General
         -------

         The Plan shall be administered by or under the authority of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority to approve eligibility to participate in the Plan, to establish the terms and conditions under which the awards become payable, and to adopt such rules and regulations and make all other determinations deemed necessary or desirable for the implementation and administration of the Plan.

         Termination of Employment
         -------------------------

         A Plan participant must be an active employee of Heller at the time payment of incentive compensation is paid after the end of the performance period (December 31, 2003) to be eligible for any incentive compensation under the Plan. Except as set forth below, in the event that for any reason a Plan participant ceases to be an active employee of Heller before the time of the payment of the incentive compensation under the Plan, no incentive compensation will be deemed to have been earned by the Plan participant during the performance period.

         Notwithstanding the above, any Plan participant who becomes permanently disabled (as defined by, or otherwise for purposes of, Heller's long-term disability plan) or retires during a performance period will be fully vested in his or her grant of performance units. Awards will be paid at the time that awards are distributed to all other Plan participants, with performance units being valued after the end of the performance period as determined for all other Plan participants under
         Section V above, but pro-rated according to the number of whole months actually worked by the participant prior to his or her disability or retirement.

         Notwithstanding the above, any Plan participant who dies during a performance period will be fully vested in his or her grant of performance units, which will be valued at $100 per unit and otherwise pro-rated according to the number of whole months actually worked by the participant before his or her death. Awards will be paid as soon as practicable after death to a beneficiary previously designated by the participant in writing specifically for purposes of the Plan. If no beneficiary has been so designated, then the award will be paid to a beneficiary designated for purposes of Heller's Basic Life Insurance plan and, if no beneficiary has been so designated, then to the participant's estate or as otherwise required by law.

         Plan Termination
         ----------------

         This Plan is effective for the calendar years 2001 through 2003 and is subject to amendment by the Committee in its sole discretion, provided that no such amendment may reduce the value of the benefits payable under the Plan.

         Plan Participants will be notified of an amendment to the Plan within a reasonable time after the amendment has been effected.

         Withholding and Benefits
         ------------------------

         Heller will withhold from any amounts payable under this Plan all federal, state, city and local taxes as shall be legally required as well as any other amounts authorized or required by employer policy including, but not limited to, withholding for garnishments and judgments or other court orders.

         Amounts accrued or paid under this Plan shall not be included or considered in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of Heller or any of its affiliates.


         Employment Rights
         -----------------

         The Plan does not constitute a contract of employment and participation in the Plan will not give a Plan participant the right to be rehired or retained in the employ of Heller on a full-time, part-time, or any other basis, nor will participation in the Plan give any Plan participant any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan.

         Company's Decision Final
         ------------------------

         Any interpretation of the Plan and any decisions, calculations and determinations made by the Committee on all matters relating to the Plan or the administration thereof shall be final and binding.

         Incentive Awards not Distributed to Participants
         ------------------------------------------------

         Any portion of incentive compensation not earned and disbursed at the end of the performance period will be retained by the Company.